Exhibit 99.1

SCM Microsystems Reports Second Quarter 2005 Results

          FREMONT, Calif., Aug. 10 /PRNewswire-FirstCall/ -- SCM Microsystems, Inc. (Nasdaq: SCMM; Prime Standard: SMY), a leading provider of solutions that open the Digital World, today announced results for its second quarter ended June 30, 2005.

          Revenues in the second quarter of 2005 were $10.2 million, within the range of management guidance of $8 million to $12 million. This compares with revenues of $11.5 million in the second quarter of 2004. By product segment, second quarter 2005 revenues included $4.5 million from sales of Digital TV security modules, $3.6 million from sales of smart card readers and other products for PC and network security, and $2.1 million from sales of OEM flash media reader technology. Gross margin in the second quarter of 2005 was 32%, below the range of management guidance of 38% to 41%, and reflected $0.3 million of tooling costs for new chip production as well as pricing pressure and the mix of products sold during the quarter.

          Operating expenses, as reported in accordance with GAAP, were $7.3 million in the second quarter of 2005, including net charges for amortization of intangibles, restructuring and other items of $0.1 million. This represents a decrease of 18% from expenses of $8.9 million in the second quarter of 2004, which included $0.1 million of net charges for amortization, restructuring and other items. Operating loss for the quarter, as reported in accordance with GAAP, was $(4.1) million, compared with operating loss of $(7.2) million in the year ago quarter.

          Loss from continuing operations for the second quarter of 2005, as reported in accordance with GAAP, was $(3.5) million, or $(0.23) per share, compared with loss from continuing operations of $(6.9) million, or $(0.44) per share, in the second quarter of 2004.

          Business and Market Highlights During the Quarter

          During the second quarter of 2005, SCM’s achievements included:

          --  Recognition of the Company’s first significant revenue from sales of OpenCable(TM) CableCARD(TM) modules for digital TV decryption in South Korea.

          --  Certification from South Korea’s Telecommunications Technology Association (TTA) of the Company’s CableCARD modules carrying conditional access security software from Conax AS.  SCM’s modules are the first in the market to obtain TTA certification that includes the required copy protection function.

          --  Selection by a fourth major operator in South Korea, Qrix Communications, to supply CableCARD modules for the rollout of digital cable television pay-TV services to subscribers.

          It is expected that the Korean government will deploy digital cable television to between six and nine million households in Korea over the next several years. In November 2001, the South Korean government selected OpenCable as the technical standard for securing the country’s digital cable TV broadcasts. By adopting this open standards-based broadcast security model, the South Korean government hopes to create a digital television industry that is both competitive for consumers and profitable for operators.

          Robert Schneider, chief executive officer of SCM Microsystems, commented, “Our hard work produced positive results in the second quarter, as we added another major cable operator, achieved the first certification in the South Korean digital TV industry for our CableCARD modules and recognized our first significant revenue from this market. Our focus on long-term goals is a critical element in our PC/network security strategy as well, as we continue to build the technology and relationships required to be the premier supplier of smart card readers for personal ID and security programs in the enterprise, healthcare, financial and government sectors.”

          For the third quarter of 2005, management estimates that revenues will be in the range of $8 million to $12 million, reflecting continued pressure on sales of Digital TV products in Europe and a lack of visibility into the timing of anticipated digital security projects in the U.S. and Europe. Gross margin is expected to be between 38% and 41%.  Within this range of revenue and gross margin, SCM expects to record an operating loss in the third quarter of 2005.

          SCM does not plan to hold a conference call or webcast to discuss the results of its 2005 second quarter.  For more information on SCM’s second quarter results, please see the Company’s Quarterly Report on Form 10-Q for quarter ended June 30, 2005, filed with the U.S. Securities and Exchange Commission.

          NOTE:  The unaudited financial results contained within this release for the second quarter ended June 30, 2005 reflect continuing operations for the Company’s Security business only, as SCM sold its retail Dazzle(TM)-branded digital media and video business in July of 2003. SCM’s continuing Security business is focused on enabling secure access to digital content and services through the digital television and PC platforms. Financial results for the retail digital media and video business are being treated as discontinued operations.

          About SCM Microsystems
          SCM Microsystems is a leading supplier of solutions that open the Digital World by enabling people to conveniently access digital content and services. The company develops, markets and sells its smart card reader technology for PC, network and physical access and conditional access modules for secure digital TV decryption to OEM customers in the government, financial, enterprise and broadcasting markets worldwide. Global headquarters are in Fremont, California, with European headquarters in Ismaning, Germany. For additional information, visit the SCM Microsystems web site at www.scmmicro.com.

          NOTE:  This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are subject to risks and uncertainties which may cause actual results to differ materially from those contemplated herein. These include, without limitation, our statements regarding our expectations for revenues, gross margin and operating performance in the third quarter of 2005. Actual results could differ materially. Our financial results may not meet expectations. Other risks and uncertainties that could cause our actual business and operating results to differ include, but are not limited to our ability to grow based on a strategy of participating in multiple early stage markets; our ability to successfully develop and introduce new products that satisfy the evolving and increasingly complex requirements of customers; the markets in which we participate or target may not grow, converge or standardize at anticipated rates or at all; we may not successfully compete in the markets in which we participate or target; and competitors could take market share or create pricing pressure. For a discussion of further risks and uncertainties related to our business, please refer to our public company reports, including our Annual Report on Form 10-K for the year ended December 31, 2004 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, both filed with the U.S. Securities and Exchange Commission.

          NOTE:  All trade names are trademarks or registered trademarks of their respective holders.

SCM MICROSYSTEMS, INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three months ended June 30,		Six months ended June 30,

	2005	2004	2005	2004

Revenues	$10,241	$11,511	$21,023	$24,741
Cost of revenues	6,984	9,793	14,132	17,618

Gross margin	3,257	1,718	6,891	7,123

Operating expenses:
Research and development	2,276	2,797	4,725	5,553
Sales and marketing	2,629	3,054	5,064	6,372
General and administrative	2,288	2,949	4,759	5,774
Amortization of intangible assets	174	290	350	593
Restructuring and other charges (credits)	(26)	(149)	163	(58)

Total operating expenses	7,341	8,941	15,061	18,234

Loss from operations	(4,084)	(7,223)	(8,170)	(11,111)
Interest and other, net	517	374	1,676	773

Loss from continuing operations before income taxes	(3,567)	(6,849)	(6,494)	(10,338)
Benefit (provision)for income taxes	90	(10)	177	(126)

Loss from continuing operations	(3,477)	(6,859)	(6,317)	(10,464)
Loss from discontinued operations	(133)	(79)	(269)	(108)
Gain (loss) on sale of discontinued operations	(40)	(35)	15	62

Net loss	$(3,650)	$(6,973)	$(6,571)	$(10,510)

Loss per share from continuing operations:
Basic and diluted	$(0.23)	$(0.44)	$(0.41)	$(0.68)
Loss per share from discontinued operations:
Basic and diluted	$(0.01)	$(0.01)	$(0.01)	$(0.00)

Loss per share:
Basic and diluted	$(0.24)	$(0.45)	$(0.42)	$(0.68)

Shares used in computing loss per share:
Basic and diluted	15,522	15,392	15,504	15,359

SCM MICROSYSTEMS, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30, 2005	December 31, 2004

ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$36,347	$46,153
Accounts receivable, net	6,446	8,700
Inventories	6,133	8,319
Other current assets	2,396	2,336

Total current assets	51,322	65,508
Property, equipment and other assets, net	5,221	6,059
Intangibles, net	1,222	1,740

Total assets	$57,765	$73,307

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,613	$4,790
Accrued expenses and other current liabilities	14,301	21,557

Total current liabilities	18,914	26,347
Deferred tax liability	103	131
Stockholders’ equity	38,748	46,829

Total liabilities and stockholders’ equity	$57,765	$73,307

SOURCE  SCM Microsystems, Inc.
          -0-                                                  08/10/2005
          /CONTACT:  Steve Moore, Chief Financial Officer, +1-510-360-2300, or smoore@scmmicro.com, or Darby Dye, Investor Relations-US, +1-510-360-2302, or ddye@scmmicro.com, or Manfred Mueller, Investor Relations-Europe, +49 89 9595 5140, or mmueller@scmmicro.de, all of SCM Microsystems, Inc./
          /Web site:  http://www.scmmicro.com /
          (SCMM)